Consent of Independent Registered Public Accounting Firm




GraphOn Corporation
Santa Cruz, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2008, relating to the consolidated financial statements of GraphOn Corporation, appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2007, which is incorporated by reference in that Registration Statement.





/s/ Macias Gini & O'Connell LLP
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Macias Gini & O'Connell LLP
Sacramento, California

December 17, 2008